SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

China Customer Relations Centers, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o Shandong Taiying Technology Co., Ltd.

1366 Zhongtianmen Dajie

Xinghuo Science and Technology Park

High-tech Zone, Taian City

Shandong Province

People’s Republic of China 271000

(+86) 538 691 8899

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares $0.001 par value per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-199306

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form S-1, No. 333-199306 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2014, as amended on Form S-1/A on January 5, 2015, and as amended on Form F-1/A on June 1, July 31, October 29 and November 18, 2015. The section containing these descriptions is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

3.1	Memorandum and Articles of Association of the Registrant(1)

4.1	Speicemen Common Share Certificate of the Registrant(2)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement dated January 5, 2015 on Form S-1/A (333-199306)
(2)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated October 29, 2015 on Form F-1/A (333-199306)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

China Customer Relations Centers, Inc.

By:	/S/ Gary Wang
Name:	Gary Wang
Title:	Chairman and Chief Executive Officer

Dated: December 4, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Memorandum and Articles of Association of the Registrant(1)

4.1	Speicemen Common Share Certificate of the Registrant(2)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement dated January 5, 2015 on Form S-1/A (333-199306)
(2)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated October 29, 2015 on Form F-1/A (333-199306)